Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II)
THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONSENT AND FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of April 4, 2025, by and among (a) SILICON VALLEY BANK, a division of First- Citizens Bank & Trust Company (“Bank”) and (b) each of (i) CASTLE BIOSCIENCES, INC., a Delaware corporation (“Parent”), and (ii) CASTLE NARNIA WAY REAL ESTATE HOLDING 1, LLC, a Texas limited liability company (“Real Estate Holding Company”) (Parent and Real Estate Holding Company are, jointly and severally, individually and collectively, “Borrower”).

RECITALS

A.    Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 26, 2024 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.     Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has informed Bank that Parent intends to enter into that certain Agreement and Plan of Merger with [***], a Delaware corporation (“Target”), and Merger Sub, a Delaware corporation and wholly-owned subsidiary of Borrower (“Merger Sub”), and the other parties thereto, and in the form attached hereto as Annex I (the “Merger Agreement” and together with any other documents, instruments and/or agreements necessary to, or executed in connection with, the Merger Agreement, the “Merger Documents”), which provides for Merger Sub to be merged with and into Target, with Target surviving the merger and becoming a wholly-owned subsidiary of Parent, as more fully set forth in the Merger Agreement. Pursuant to the Merger Agreement, Parent will acquire Target for an upfront payment of [***] Dollars ($[***]), as well as up to [***] Dollars ($[***]) in contingent milestone payments, for a total cash consideration equal to [***] Dollars ($[***]) (the “Transaction”).

D.    Section 6.3 of the Loan Agreement provides that Borrower shall not, without Bank’s prior written consent, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person.

E.    Additionally, Section 6.7 of the Loan Agreement provides that Borrower shall not, without Bank’s prior written consent, directly or indirectly make any Investment other than Permitted Investments.

F.    Further, Section 5.14 of the Loan and Security Agreement provides that Borrower shall cause any newly formed Subsidiary to become a co-borrower under the Loan Agreement.

G.    Borrower has therefore requested that Bank (i) consent to the Transaction, and (ii) make certain other revisions to the Loan Agreement as set forth more fully herein. Although Bank is under no obligation to do so, Bank has agreed to consent to the Transaction, and make such revisions, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2.    Consent. Provided that (a) Borrower does not incur any Indebtedness or Liens in connection with the Transaction, (b) Borrower is the exact same legal entity immediately following the Transaction, (c) no Event of Default has occurred and is continuing immediately prior to or, after giving effect to this Agreement, immediately following, the Transaction, and (d) Borrower provides Bank with a true and accurate copy of the fully executed Merger Agreement prior to the consummation of the Transaction, Bank hereby consents to Borrower’s execution of the Merger Agreement substantially in the form of Annex I attached hereto, and consummation of the Transaction and agrees that consummation of the Transaction shall not, in and of itself, trigger an “Event of Default” under the Loan Agreement. The consent set forth in this Section 2 shall not be deemed or otherwise construed to constitute a consent or waiver of any provisions of the Loan Agreement or any other Loan Documents in connection with any other transaction.

3.    Amendment to Loan Agreement.

3.1    Section 1.8 (Fees and Expenses). Section 1.8 of the Loan Agreement hereby is amended by (i) removing “and” at the end of subsection (b), (ii) replacing the “.” at the end of subsection (c) with “;”and (iii) adding new clause (d) to read as follows:

“(d) Unused Term Loan Fee. A fee equal to Seventy-Five Thousand Dollars ($75,000) which is due and payable on the earlier to occur of (i) October 1, 2025, (ii) the termination of this Agreement, and (iii) the date on which Borrower prepays all of the Term Loan Advances (the “Unused Term Loan Fee”); provided, however, so long as no Event of Default has occurred and is continuing under this Agreement, the Unused Term Loan Fee shall not be charged if the aggregate principal amount of all Term Loan Advances made by Bank to Borrower under this Agreement is at least Fifteen Million Dollars ($15,000,000) as of September 30, 2025.”

3.2    Section 5.19 (Dissolution of [***]). New Section 5.19 is hereby added to the Loan         Agreement to read as follows:

“5.19 Dissolution of [***]. As soon as possible, and in any event, not later than the date that is six (6) months following the First Amendment Effective Date, Borrower shall dissolve its wholly-owned Subsidiary, [***], a Delaware corporation, and provide evidence satisfactory to Bank in its commercially reasonable discretion, of such dissolution.”

3.3    Section 12.2 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 12.2 of the Loan Agreement, as appropriate, to read as follows:

“First Amendment Effective Date” is set forth on Schedule I hereto.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Prepayment Fee, the Final Payment, the Unused Term Loan Fee and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“Unused Term Loan Fee” is defined in Section 1.8(d).

3.4    Schedule I (LSA Provisions) of the Loan Agreement hereby is amended in its entirety and replaced with Schedule I attached hereto.

4.    Limitation of Agreement.

4.1    This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2    This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

5.    Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

5.1    Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default other than the Waived Default has occurred and is continuing. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents;

5.2    Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;

5.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

5.5    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7    This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.    Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in those certain Perfection Certificates dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificates have not changed, as of the date hereof.

7.    Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8.    Integration. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

9.    Fees and Expenses. Borrower shall pay to Bank on all Bank Expenses due and owing as of the date hereof. The fees and expenses listed in the previous sentence may be debited from any of Borrower’s accounts at Bank.

10.    Conditions to Effectiveness. The parties agree that the obligations of Bank herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank in its sole discretion, on or prior to the date first listed above:

10.1    the due execution and delivery to Bank of this Agreement by each party hereto;

10.2    Bank’s receipt of a fully executed copy of the Merger Agreement; and

10.3    Bank’s receipt of the payment of all fees and expenses owing by Borrower to Bank under Section 9 above.

11.    MISCELLANEOUS.

11.1    This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

11.2    Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.3    This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.4    The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

11.5    Section 11.9 of the Loan Agreement applies to this Agreement.

11.6    This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS, WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK		BORROWER

FIRST CITIZENS BANK & TRUST COMPANY		CASTLE BIOSCIENCES, INC.

By:	/s/ Kristine Rohmer	By:	/s/ Frank Stokes
Name:	Kristine Rohmer	Name:	Frank Stokes
Title:	Managing Director	Title:	Chief Financial Officer

CASTLE NARNIA WAY REAL ESTATE HOLDING 1, LLC

		By:	/s/ Frank Stokes
		Name:	Frank Stokes
		Title:	Chief Financial Officer

[Signature Page to Consent and First Amendment to Loan and Security Agreement]

SCHEDULE I

LSA PROVISIONS

LSA Section	LSA Provision
1.5(a) – Term Loan – Availability	Each Term Loan Advance must be in an amount equal to at least Five Million Dollars ($5,000,000) or such lesser amount as remains available. After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.
1.5(b) – Term Loan – Repay	Commencing on the Term Loan Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay each Term Loan Advance in (i) thirty-six (36) equal monthly installments of principal, which shall automatically reduce to twenty-four (24) equal monthly installments of principal upon the occurrence of the Interest- Only Extension Milestone, plus (ii) monthly payments of accrued interest at the rate set forth in Section 1.7 (b)(ii).
1.7(a)(ii) – Interest Payments – Term Loan Advances	Interest on the principal amount of each Term Loan Advance is payable in arrears (i) monthly on each Payment Date commencing on the first Payment Date following the Funding Date of each such Term Loan Advance, (ii) on the date of any prepayment and (iii) on the Term Loan Maturity Date.
1.7(b)(ii) – Interest Rate – Term Loan Advances	The outstanding principal amount of any Term Loan Advance shall accrue interest at a floating rate per annum equal to the greater of (A) six percent (6.00%) and (B) the Prime Rate plus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.7(a)(ii).
1.7(e) – Interest Computation	The interest rate increases or decreases when the Prime Rate changes. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year for any Credit Extension outstanding. Bank will not compute the interest in a manner that would cause Bank to contract for, charge or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount. After an Event of Default, Obligations accrue interest at the Default Interest Rate. The “Default Interest Rate” is, the lesser of, (i) the Maximum Lawful Rate, if the Maximum Lawful rate is established by applicable law, or (ii) the interest rate applicable immediately prior to the occurrence of the Event of Default plus three percent (3.0%); provided that Bank may choose, in its sole discretion, to impose a lesser rate of interest.
8.8 – Borrower Liability	Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder and any other Obligations related thereto, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.
12.2 – “Draw Period”	“Draw Period” is the period of time commencing on the Effective Date and continuing through the earlier to occur of (a) September 30,

LSA Section	LSA Provision
2025 and (b) an Event of Default that has not been waived in writing by Bank.
12.2 – “Effective Date”	“Effective Date” is March 26, 2024.
12.2 – “First Amendment Effective Date”	“First Amendment Effective Date” is April 4, 2025.
12.2 – “Payment Date”	“Payment Date” is the first (1st) calendar day of each month.
12.2 – “Prime Rate”
“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of North Carolina (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

12.2 – “Prime Rate Margin”	“Prime Rate Margin” is one-quarter of one percent (0.25%).
12.2 – “Term Loan Amortization Date”
“Term Loan Amortization Date” is, for each Term Loan Advance, December 1, 2025; provided, however, that such date shall automatically be extended to December 1, 2026 upon the occurrence of the Interest-Only Extension Milestone.

12.2 – “Term Loan Availability Amount”	“Term Loan Availability Amount” is an aggregate principal amount equal to Thirty-Five Million Dollars ($35,000,000.)
12.2 – “Term Loan Maturity Date”	“Term Loan Maturity Date” is November 1, 2028.

Annex I

Merger Agreement